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                                                                   EXHIBIT 11.1

                          HEADLANDS MORTGAGE COMPANY

           STATEMENT RE COMPUTATION OF PRO FORMA PER SHARE EARNINGS

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
                                                                    FOR THE
                                                                  THREE MONTHS
                                                                     ENDED
                                                                   MARCH 31,
                                                                  ------------
                                                                      1998
                                                                  ------------
  Basic and diluted pro forma income per share:
    Pro forma net loss to common Stockholders(1)................. $ (9,728,110)
                                                                  ============
    Weighted average shares outstanding(2)--basic................   17,284,746
    Weighted average shares outstanding(2)--diluted..............   17,284,746
    Pro forma earnings per share--basic..........................        (0.56)
                                                                  ============
    Pro forma earnings per share--diluted........................        (0.56)
                                                                  ============
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(1) Prior to January 31, 1998, the Company was treated as an S corporation for federal and state income tax purposes. The pro forma presentation reflects the provision for income taxes as if the Company had always been fully subject to federal and state taxes as a C corporation at the effective tax rate of 42%. The pro forma presentation also reflects the one-time, non-cash charge relating to deferred income taxes on historical earnings resulting from termination of the Company's S corporation status.

(2) No shares related to the Company's stock option plan were included in the weighted average number of shares outstanding, as their effect would have been anti-dilutive for the period presented.